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                                                                   EXHIBIT 10.13

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY, TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. THE SALE AND TRANSFER OF THESE INTERESTS IS ALSO SUBJECT TO CERTAIN RESTRICTIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                        COGEN TECHNOLOGIES LINDEN, LTD.

         THIS AGREEMENT is made effective as of the 28th day of June, 1989, by and among Cogen Technologies, Inc., a Texas corporation, as the General Partner, and Cogen Technologies Limited Partners Joint Venture, a Texas general partnership, as the Limited Partner.

                                  DEFINITIONS

         The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         "Affiliate" means any corporation, partnership, trust or other entity controlling, controlled by or under direct or indirect common control with the General Partner or in which the

General Partner holds ten percent (10%) or more of the outstanding voting or equity interests. However, the General Partner and the Limited Partner shall not be deemed Affiliates.

         "Additional Capital Contributions" means the Agreed Value of any property and the amount of cash contributed to the Partnership other than pursuant to Section 8.1.

         "Agreed Value" of the Power Purchase Agreement contributed to the Partnership by the General Partner as part of the Initial Capital Contributions means the aggregate amount spent or incurred by the General Partner in connection with the Power Purchase Agreement prior to its contribution to the Partnership net of the Power Purchase Contract Indebtedness assumed by the Partnership and, in the case of any other contributions or distributions of property, "Agreed Value" means the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the General Partner using such reasonable method of valuation as it may adopt.

         "Agreement" means the Agreement of Limited Partnership of Cogen Technologies Linden, Ltd. as the same may be amended or modified from time to time in accordance with Article XX hereof.

         "Built-In Gain" with respect to any Partnership property means (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Gain with respect to such property.

         "Built-In Loss" with respect to any Partnership property means (i) the excess of its adjusted basis for federal income tax purposes of any contributed property over its agreed value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Loss with respect to such property.

         "Capital Account" means the account established for each Partner pursuant to Section 8.3.

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

         "Capital Contributions" means the Initial Capital Contributions and the Additional Capital Contributions.

         "Carrying Value" with respect to any Capital Contribution means the Agreed Value of such property reduced as of the time of determination by all book depreciation, cost recovery and amortization deductions charged to the capital accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in
Section 8.4.

         "General Partner Partnership Interest" means the Partnership Interest owned by the General Partner described in Section 8.1.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         "Contributed Property" means any Capital Contribution of property other than cash.

         "Distributable Cash" means, at the time of determination, all Partnership cash derived from the conduct of the Partnership's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) reserves for working capital and (iv) other amounts that the General Partner reasonably determines to be necessary for the proper operation of the Partnership's business and its winding up and liquidation.

         "Facility" means the cogeneration facility more fully defined in
Article III hereof.

         "General Partner" means Cogen Technologies, Inc., a Texas corporation, or its successor or assign.

         "Initial Capital Contributions" means the Agreed Value of the Power Purchase Agreement and the amount of cash, if any, to be contributed as provided in Section 8.1 hereof.

         "Limited Partner" means Cogen Technologies Limited Partners Joint Venture, a Texas general partnership, or its successor or assign.

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

         "Management Agreement" means that certain agreement between the
Partnership Manager and the Partnership dated June   , 1989.

         "Minimum Gain" with respect to any fiscal year of the Partnership means the minimum gain of the Partnership computed in accordance with the principles of Treasury Regulations Section 1.704-1T(b)(4)(iv)(c) or any successor provision.

         "Nonrecourse Deductions" has the meaning specified in Treasury Regulations Section 1.704-lT(b)(4)(iv)(b) or any successor provision. The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of the Partnership's Minimum Gain during the fiscal year, as determined under such Treasury Regulations.

         "Nonrecourse Liability" or "Nonrecourse Debt" means those Partnership liabilities (or portion thereof) for which no Partner bears the economic risk of loss, in accordance with Treasury Regulations Sections 1.704-1T(b)(4)(iv)(k) and 1.752-1T(d)(3) or any successor provision(s).

         "Partners" means the General Partner and the Limited Partner.

         "Partnership" means Cogen Technologies Linden, Ltd., the limited partnership entered into and formed hereunder pursuant to the Partnership Act.

         "Partnership Act" means Article 6132 a-1, Vernon's Texas Civil Statutes Annotated, known as the Texas Revised Limited Partnership Act, as amended from time to time.

         "Partnership Interest" as to any Partner means the entire ownership interest and rights of that Partner in the Partnership, including, without limitation, its right to a distributive share of the profits and losses of the Partnership, its right to a distributive share of the assets of the Partnership in accordance with the provisions hereof, and in the case of a General Partner, its right to participate in the management of the affairs of the Partnership.

         "Partnership Manager" means Cogen Technologies Management, Inc., a Texas corporation.

         "Power Purchase Agreement" means that certain Power Purchase Agreement dated April 14, 1989, by and between the General Partner and Consolidated Edison Company of New York, Inc., for the sale of electricity to Consolidated Edison Company of New York, Inc.

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

         "Power Purchase Agreement Indebtedness" means all amounts owed by the General Partner to Cogen Technologies NJ, Inc. for advances in connection with the Power Purchase Agreement together with all costs incurred by the General Partner in connection with the Power Purchase Agreement but unpaid as of the date hereof.

         "Prime Rate" means the interest rate as defined in Section 9.4 hereof.

         "PURPA" shall mean the Public Utilities Regulatory Policies Act of 1978, as heretofore and hereafter amended, and the regulations now and hereafter promulgated by the Federal Energy Regulatory Commission or such successor governmental agency as may be charged with rule making authority thereunder, which regulations are currently set forth at 18 C.F.R. (S)292.

         "Sharing Ratio" means the percentages described in Section 8.1.

         "Qualifying Cogeneration Facility" means a Qualifying Cogeneration Facility as defined in PURPA.

         "Unrealized Gain" attributable to a Partnership property means, as of the date of determination, the excess of the f air market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

         "Unrealized Loss" attributable to a Partnership property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

                                   ARTICLE I

                       Formation of Limited Partnership

         The parties hereto enter into and form a limited partnership pursuant to the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as herein otherwise expressly provided. The Partnership Interests of any Partner shall be personal property for all purposes. Immediately following the execution hereof, the General Partner shall execute and cause to be filed with the Secretary of State of the State of Texas a certificate containing the information required by the Partnership Act. On the request of the General Partner, each Partner shall execute, acknowledge, swear to, and deliver all certificates and other

                                       5
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instruments conforming with this Agreement that are necessary to organize, qualify, continue, or terminate the Partnership as a limited partnership under the laws of the State of Texas and to qualify the Partnership to do business in the States of New York and New Jersey and such other states where such qualification is necessary or desirable.

                                  ARTICLE II

                                     Name

        The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, Cogen Technologies Linden, Ltd. or such other name or names that comply with applicable law as the Partnership Manager may designate from time to time. The Partnership Manager shall take any action required to comply with the Partnership Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Partnership proposes to do business and the Partners agree to execute any document requested by the Partnership Manager in connection with any such action.

                                  ARTICLE III

                                    Purpose

        The purposes of the Partnership are to design, finance, construct, own and operate a cogeneration facility in or near Linden, New Jersey for the generation and sale of electricity and the production and sale of steam (the "Facility"), to engage in all activities related or incident thereto, and to engage in any other business activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefor) and that is not forbidden by the laws of the jurisdiction in which the Partnership engages in such business.

                                  ARTICLE IV

                      Names and Addresses of Partners and
                        Principal Office of Partnership

        The names and mailing addresses of the Partners are as set forth on the signature pages hereof. The location of the principal office of the Partnership where the books and records of the Partnership shall be kept shall be Suite 5000, 1600 Smith Street Building, 1600 Smith Street, Houston, Texas 77002. The

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Partnership Manager may in its discretion change the location of the principal office of the Partnership. The, Partnership Manager shall provide the Partners with prompt written notice of any change in the Partnership's principal place of business.

                                   ARTICLE V

                     Registered Agent; Registered Office;.
                               Additional Offices

         The General Partner shall serve as the Registered Agent of the Partnership as required under the Partnership Act and the location of the Registered Office of the Partnership shall be Suite 5000, 1600 Smith Street Building, 1600 Smith Street, Houston, Texas 77002. The Partnership Manager may change the Registered Agent or the Registered Office of the Partnership and may establish such additional offices of the Partnership as the Partnership Manager may from time to time determine. The Partnership Manager shall provide the Partners with written notice of any change in the Partnership's principal office, Registered Agent or Registered Office within 30 days after such change.

                                  ARTICLE VI

                                     Term

         The term of the Partnership shall be from the date of the filing of the certificate of limited partnership in the office of the Secretary of State of the State of Texas as required under the Partnership Act until December 31, 2039, unless extended or sooner liquidated or dissolved in accordance with this Agreement. The Partnership shall conduct no business until the certificate of limited partnership shall have been filed with the Secretary of State of the State of Texas.

                                  ARTICLE VII

                                Limited Partner

         In the event the Partnership Manager determines that funds in addition to those acquired pursuant to Section 8.1 are necessary to carry out the purposes of the Partnership and the General Partner and the Limited Partner do not agree to contribute such funds in their respective Sharing Ratios, the General Partner is authorized to offer and sell additional Partnership Interests and admit any purchasers thereof additional limited partners. In such event, the dilution of the then Partners shall be pro rata in accordance with their respective Sharing Ratios prior to the issuance of such

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additional Partnership Interests and this Partnership Agreement shall be amended to reflect the revised ownership and Sharing Ratio of each Partner and otherwise to reflect the relative rights and obligations of the parties.

                                 ARTICLE VIII

                             Capital Contributions

        Section 8.1. Upon execution of this Agreement, each Partner will make the following contributions into the Partnership.

                            Cash               Sharing
Partner                 Contribution            Ratio
-------                 ------------           -------
General Partner          $  819.45             81.945%
Limited Partner             180.55             18.055%
                         ---------             ------
  Total                  $1,000.00                100%
                         =========             ======

The General Partner shall also assign the Power Purchase Agreement to the Partnership and the Partnership shall assume the Power Purchase Agreement Indebtedness. The Partners recognize that the Power Purchase Agreement has been submitted to the State of New York Public Service Commission for approval, but as of the date hereof such approval has not been obtained.

        Section 8.2. The liability of the Limited Partner to the Partnership shall be limited to the amount of its Capital Contribution and the Limited Partner shall not have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership unless it agrees in writing to make additional Capital Contributions, nor shall the Limited Partner be personally liable for any obligations of the Partnership, except as may be provided in the Partnership Act. No Partner shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or any Capital Contribution made by such Partner. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Partnership or any Partner. No Partner shall be required to contribute or lend any cash or property to the Partnership to enable the Partnership to return any Partner's Capital Contributions to the Partner.

        Section 8.3. A capital account ("Capital Account") shall be established for each Partner and shall be maintained in such a manner as to correspond with the capital of the Partners as reported on the federal income tax returns of the

Partnership. A Partner's Capital Account shall be credited with the amounts of cash and Agreed Value of property contributed to the Partnership by such Partner and shall be credited or charged. as the case may be, with such Partner's distributive share of Partnership items of book income, gain. loss, and deduction for each fiscal year of the Partnership determined pursuant to Article X below. Each Partner's Capital Account shall be charged with the amount of cash or Agreed Value of property distributed to him. The respective Capital Accounts of the Partners shall not bear interest.

         Section 8.4. If any additional Partnership Interests are to be issued in consideration for a contribution of property or cash or if any Partnership property is to be distributed in liquidation of the Partnership or a Partnership interest, the capital accounts of the Partners (and the amounts at which all Partnership properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Partnership immediately prior to such issuance).

                                  ARTICLE IX

                                 Distributions

         Section 9.1. Except as otherwise provided herein, Distributable Cash shall be distributed from time to time at the sole discretion of the General Partner among the Partners pro rata in accordance with their Sharing Ratios. It is the intention of the Partners that the Partnership will not accumulate funds in excess of the amounts that the General Partner reasonably believes to be necessary for the conduct of the Partnership's business, including appropriate reserves, and that to the extent possible, without impairinq the cash needs of the Partnership, to distribute sufficient funds (in the Sharing Ratios) for the Partners to pay income taxes on their allocable share of Partnership Income.

         Section 9.2. If any Partner does not withdraw the whole or any part of his share of any cash distribution made pursuant to Section 9.1, such Partner shall not be entitled to receive any interest thereon without the express written consent of the other Partner.

        Section 9.3. Unless otherwise agreed in writing by a transferor and transferee of a Partnership Interest herein, Distributable Cash distributable with respect to any Partnership interest which may have been transferred during any year shall be distributed to the holder of such Partnership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Partnership operations during the year.

         Section 9.4. Notwithstanding the foregoing, if any Partner advances any funds or makes any other payment to or on behalf of the Partnership, not required pursuant to the provisions hereof, to cover operating or capital expenses of the Partnership which cannot be paid out of the Partnership's operating revenues, such advance or payment shall be deemed a loan to the Partnership by such Partner, bearing interest from the date such advance or payment was made until such loan is repaid at a floating rate per annum equal to the lesser of (i) two percent (2%) over the interest rate publicly quoted by Texas Commerce Bank National Association from time to time as its prime commercial rate, with adjustments in such varying rate to be made on the same date as any change in the aforesaid rate (herein called "Prime Rate") or (ii) the maximum rate permitted under applicable law. Notwithstanding Sections 9.1 and 9.2 above, all distributions of Distributable Cash shall first be distributed to the Partners making such loans until all such loans have been repaid to such Partners, together with interest thereon as above provided, and, thereafter, the balance of such distributions, if any, shall be made in accordance with the terms of Sections 9.1 or 9.2 above. If distributions are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied to repay and retire the oldest loan first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid pro rata in the proportion that such loan bears to the total loans made on said date.

                                   ARTICLE X

                          Allocations of Income, Gain,
                           Lose, Deduction and Credit

         Section 10.1. Except as otherwise provided herein or unless another allocation is required by the Code, Treasury Regulations, published revenue rulings or judicial decisions, all items of Partnership book income, gain, loss, deduction and credit shall be allocated among the Partners pro rata in accordance with their Sharing Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of book income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

     (a) Any deductions amortization attributable be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to Section 8.4, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying adjustment to the property subject to amortization pursuant deductions for such amortization attributable to such property shall determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

     (b) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

     (c) All fees and other expenses incurred by the Partnership to promote the sale of a Partnership Interest that can neither be deducted nor amortized under
Section 709 of the Code shall be treated as an item of deduction.

     (d) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in the Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

        Section 10.2. Upon the sale or other taxable disposition of all, or substantially all, of the Partnership's assets, the gain or loss resulting therefrom shall be allocated as provided in the second sentence of Section 18.3 in the event the balance in the capital accounts of the Partners are not in proportion to their Sharing Ratios prior to such sale or disposition.

     Section 10.3.

     (a) Notwithstanding anything to the contrary set forth herein, no allocation of loss or deduction shall be made to the Limited Partner to the extent that it is determined that such allocation would cause the Limited Partner's Capital Account to have a deficit balance in excess of the sum of (i) the Limited Partner's share of the Partnership's Minimum Gain, including
Minimum Gain attributable to any Partner Nonrecourse Debt owed or attributable to such Limited Partner, and (ii) any amounts which the Limited Partner is required to restore to the Partnership upon liquidation of its Partnership Interest (or which are treated as such amounts pursuant to Treasury Regulation
Section 1.704-1(b)(2)(ii)(c) or any successor provision), after taking into account the adjustments described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) or any successor provisions. Any allocations disallowed by reason of this Section 10.3 (a) shall be allocated to the General Partner. If the Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or any successor provisions which causes the negative Capital Account balances of any such Limited Partner at the end of any fiscal year to exceed the sum of (i) such Limited Partner's share of the Partnership's Minimum Gain, including Minimum Gain attributable to any Partner Nonrecourse Debt owed or attributable to such Limited Partner, and (ii) any amounts which the Limited Partner is required to restore to the Partnership upon liquidation of its Partnership Interest (or which are treated as such amounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or any successor provision), after taking into account the adjustments described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6) or any successor provisions, then items of Partnership income and gain shall be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate the resulting Capital Account deficit as quickly as possible.

     (b) If there is a not decrease in Minimum Gain during a fiscal year, each Partner will be allocated items of Partnership income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in proportion to, and to the extent of, the greater of (i) the portion of such Partner's share of the net decrease in the Partnership's Minimum Gain during such fiscal year that is allocable to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the

Partnership; or (ii) the deficit balance in such Partner's Capital Account at.the end of such fiscal year (determined before any allocation of Partnership income, gain, loss, deduction or Code Section 705(a)(2)(B) expenditure for such year and excluding from each such deficit Capital Account balance any amount that such Partner is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or any successor provision, as well as each Partner's share of the Partnership's Minimum Gain and the amount of any Partner Nonrecourse Debt owed or attributable to such Partner).

     (c) Any special allocations or reallocations pursuant to Section 10-3(a) and (b) shall be taken into account in computing subsequent allocations of income, gain, loss and deduction pursuant to this Article 10 so that, to the maximum extent possible, the aggregate amount of such items allocated to each Partner over the term of the Partnership shall be equal to the amounts that would have been allocated to each Partner but for the provisions of Sections 10.3(a) and (b).

     (d) Notwithstanding the allocations set forth in Sections 10.3(a), (b) and
(c), Nonrecourse Deductions attributable to a Partner Nonrecourse Debt shall be allocated to the Partners who bear the economic risk of loss in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h) or any successor provision. In the event there is a not decrease during a fiscal year in the Minimum Gain attributable to Partner Nonrecourse Debt, any Partner with a share of the Minimum Gain attributable to such debt at the beginning of the fiscal year shall be allocated items of Partnership income and gain for such fiscal year in such amounts and in such manner as required under Treasury Regulations Section 1.704-1T(b)(4)(iv)(h)(4) or any successor provision.

     Section 10.4

     (a) The Partnership shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, an determined for federal and other income tax purposes, in the same manner as such item was allocated for book purposes; and

     (b) The Partnership, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a

Built-In Gain or Built-In Loss pursuant to Section 704(C) of the Code. Similar allocations shall be made in the event that the Carrying Value of Partnership properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 8.4 upon the issuance of Partnership Interests for cash. If an existing Partner acquires additional Partnership Interests, such allocations shall apply only to the extent of his or its additional Interests. No allocation under Section 704(c) of the Code shall be charged or credited to a Partner's capital account.

        Section 10.5. Income, gain, loss, deduction or credit attributable to any Partnership Interest which has been transferred shall be allocated between the transferor and the transferee allocated equally among the days of the Partnership's fiscal year without regard to Partnership operations during such days.

        Section 10.6. The General Partner may rely upon, and shall have no liability to the Limited Partner or the Partnership if it does rely upon, the written opinion of tax counsel or accountants retained by the Partnership from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article X or other provisions of this Agreement.

        Section 10.7.

        (a) The General Partner is designated tax matters partner ("TMP") as defined in Section 6231(a)(7) of the Code. The TMP and the Limited Partner shall use their best efforts to comply with responsibilities outlined in this Section
10.7 and in sections 6222 through 6232 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other Partner.

     (b) The TMP shall not bind the Limited Partner to a settlement agreement in tax audits without obtaining the written concurrence of such Partner. Any Partner who enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined by Section 6231(a)(3) of the Code shall notify the other Partner of such settlement agreement and its terms within 90 days from the date of settlement.

     (c) If the Limited Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, prior to the filing of such notice, notify the TMP of such intent and the manner in which the Limited Partner's intended treatment of a partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

     (d) No Partner other than the TMP shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of partnership items for any Partnership taxable year.

     (e) No Partner other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any partnership item, or other tax matters involving the Partnership. In the case where the TMP files such petition, it shall determine the forum in which such petition will be filed.

                                  ARTICLE XI

                     Books of Account, Records and Reports

        Section 11.1. Proper and complete records and books of account (including those required by the Partnership Act) shall be kept by the Partnership Manager in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Partnership books and records shall be maintained in accordance with accounting principles described herein, and shall be kept on the accrual basis. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during the business hours of the Partnership Manager.

        Section 11.2. As soon is practicable but in no event later than seventy-five (75) days after the end of each calendar year, the Partnership Manager shall send each person who was a holder of a Partnership Interest at any time during the calendar year then ended (including any assignee permitted under Article XV1 below, whether or not a substituted Limited Partner) all Partnership tax information as shall be necessary for the preparation by such holder of his federal income tax return. Further, on request by either Partner, the Partnership Manager will furnish such Partner copies of all federal, state and local income tax returns or information returns, if any, which the Partnership is required to file.

         Section 11.3. As soon as practicable but in no event later than 120 days of the close of each fiscal year, the Partnership Manager shall cause to be delivered to the Partners as of the last day of that fiscal year an annual report containing a balance sheet as of the end of its fiscal year and statements of income, Partners' capital and cash flows for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles.

         Section 11.4. In addition to the other rights specifically set forth herein, the Limited Partner shall have access to all information to which such Partner is entitled to have access pursuant to the Partnership Act subject to the conditions and circumstances therein stated.

                                  ARTICLE XII

                                  Fiscal Year

         The fiscal year of the Partnership shall end on the thirty-first (31st) day of December in each year.

                                 ARTICLE XIII

                               Partnership Funds

         The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the Partnership Manager. All withdrawals from any such bank accounts shall be made by the Partnership Manager or other agent or agents duly authorized by the General Partner. Partnership funds shall not be commingled with those of any other person (including the General Partner or any of its Affiliates) or used as compensating balances on behalf of any other person.

                                  ARTICLE XIV

                          Status of Limited Partners

         Section 14.1. No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount agreed to be contributed by him to the capital of the Partnership as set forth in Section 8.1 except to the extent required by the Partnership Act. No Limited Partner shall be obligated to restore any deficit in its Capital Account upon the liquidation of the Partnership or its Partnership Interest.

        Section 14.2. The dissolution, bankruptcy, mental incompetency or legal disability of the Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, and to receive distributions of Partnership funds, shall on the happening of such an event, devolve upon such Limited Partner's legal representatives or successors in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Each Limited Partner's estate or other successor in interest shall be liable for all the obligations of such Limited Partner. In no event, however, shall such estate, legal representative or other successor in interest become a substituted Limited Partner as such term is used in the Partnership Act, except in accordance with Article XVI hereof.

                                  ARTICLE XV

                                  Management

        Section 15.1. The overall management and control of the business and affairs of the Partnership shall be vested in the Partnership Manager, except that the authority to determine the following matters may not be carried out by the Partnership Manager without the concurrence of the General Partner:

     (a) any transaction (other than those contemplated herein) between the Partnership and the Partnership Manager or any Affiliate of the Partnership Manager;

     (b) any arrangement or program relating to the creation of indebtedness of the Partnership for borrowed money other than trade payables incurred in the ordinary course of the Partnership's business;

     (c) all matters relating to distributions of Distributable Cash by the Partnership;

     (d) any guarantee of the payment of any money or debt of another person or entity, or guarantee of the performance of any other obligation of another person or entity other than those given in the ordinary course of business;

     (e) the settlement of any lawsuit, administrative proceeding, or other legal claim against the Venture for an amount in excess of $50,000 other than the initiation of collection proceedings;

     (f) the grant of any general power of attorney or other unlimited authority to act on behalf or in the name of the Partnership; and

     (g) the initiation, waiving, release, or abandonment of any rights or claims against any person or entity potentially liable to the Partnership for an amount in excess of $50,000;

and except further that the authority to determine the following matters may not be carried out by the Partnership Manager without the concurrence of the General Partner and the Limited Partner:

     (a) alteration of the purpose of the Partnership set forth in Article III hereof;

     (b) any sale, assignment, license or transfer, of all or substantially all of the assets of the Partnership;

     (c) any amendment to the Management Agreement increasing the compensation payable thereunder; and

     (d) at such time as Robert C. McNair is no longer active in the day to day management and affairs of the Partnership Manager and the General Partner, any transaction or transactions between the Partnership and the Partnership Manager or any Affiliate of the Partnership Manager involving the payment of amounts aggregating in excess of $50,000 during any 12-month period.

         Section 15.2. Except for the fees payable to the Partnership Manager pursuant to the Management Agreement, as the same may be amended from time to time, the Partnership Manager shall receive no compensation for its services hereunder but shall be reimbursed for any reasonable costs, expenses, fees or other disbursements paid or incurred by it for or on behalf of the Partnership. The Partnership Manager may pay with funds of the Partnership or incur for and on behalf of the Partnership, costs, expenses, fees and other disbursements as it in its discretion deems necessary for the ongoing operations of the Partnership's business, activities and affairs.

        Section 15.3. The Partnership Manager may employ for and and on behalf of the Partnership such employees, managers, agents, independent contractors and others acting for the Partnership as it deems necessary to carry out the operations of the Partnership.

        Section 15.4. It is expressly agreed and understood that the Partnership Manager is not a partner in the Partnership and is merely serving as an independent contractor pursuant to the Management Agreement.

        Section 15.5. Neither the Partnership Manager, General Partner nor any owner, officer or director of the Partnership Manager or the General Partner, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act (even if such action or failure to act constituted the negligence of a person) on behalf of the Partnership within the scope of the authority conferred on the person described in this Article XV by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

     Section 15.6.

     (a) To the fullest extent permitted by law, the Partnership Manager, their Affiliates, their respective officers, directors, employees and agents or any person performing a similar function (individually, an "Indemnitee") shall be indemnified and held harmless by the Partnership from and against any and all judgments, penalties, settlements and reasonable expenses actually incurred by any Indemnitee who was, is, or is threatened to be made a named defendant or respondent in any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as (x) the Partnership Manager, General Partner or an Affiliate thereof, or (y) an officer, director, employee or agent of the Partnership Manager, General Partner or an Affiliate thereof, regardless of whether the Indemnitee continues to be the Partnership Manager, General Partner or an Affiliate or an officer, director, employee or agent of the Partnership Manager, General Partner or an Affiliate thereof at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above.

     (b) Any indemnification under Section 15-6(a) above, unless ordered by a court, shall be made by the Partnership only as approved in the specific case and only upon a determination as required by Section 11.06 of the Partnership Act.

     (c) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 15.6 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding
(i) a written affirmation by the Indemnitee of its good faith belief that it has met the standard of conduct necessary indemnification and (ii) upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 15-6.

     (d) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Partnership Manager, General Partner and such other persons as the Partnership Manager shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Partnership Agreement.

     (e) The indemnification provided in this Section 15.6 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

        Section 15.7. It is further understood and agreed that the business interests and activities of the Partners and Affiliates of the Partners may be of any nature or description, including, but not limited to, the ownership, operation or management of cogeneration facilities similar to the Facility, and may be engaged in by such Affiliates independently or with others. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to the business activities of such Affiliates or to the income or proceeds derived therefrom, and the pursuit of such business activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper: Any Affiliate of a Partner shall have the right to take for its own account or to recommend to others any investment opportunity without being required to offer the same to the other Partners of the Partnership.

         Section 15.8. The Limited Partner shall have no authority or power in its capacity as such to act for or on behalf of the Partnership or any other Partner, to do any act that would be binding on the Partnership or any other Partner or to incur any expenditure on or behalf of or with respect to the Partnership. The Limited Partner shall not have the right to withdraw from the Partnership.

                                  ARTICLE XVI

                       Transfer of Interests by Partners

         Section 16.1. No Partner shall have the right to, transfer its interest in the Partnership, or any portion thereof, and to have the transferee admitted as a substituted Partner in respect of such Partnership interest without complying with the provisions of this Article XVI and, in the case of the Limited Partner, the consent of the General Partner and in the case of the General Partner, the consent of the Limited Partner. Any attempted transfer or assignment of any interest in the Partnership in violation of the provisions of this Article XVI shall be void and of no force and effect. Notwithstanding the foregoing, nothing herein shall prohibit the Cogen Technologies Limited Partners Joint Venture, the original Limited Partner, from transferring its interest in the Partnership to its partners, pro rata in accordance with their interests, upon the dissolution and liquidation of Cogen Technologies Limited Partners Joint Venture.

         Section 16.2. No transfer shall be made of any Partnership Interest if such transfer would result in the Facility ceasing to qualify as a Qualifying Cogeneration Facility. Moreover, there shall be no transfers of any equity interest in a Partner (or any Affiliate of a Partner) if such transfers would result in the Facility ceasing to qualify as a Qualifying Cogeneration Facility.

         Section 16.3. Any Partner who desires to transfer his Partnership Interest shall arrange for any permitted transferee to be bound by the provisions of this Agreement, as it may then be amended, by having such transferee execute two counterparts of an instrument of assignment satisfactory in form and substance to the other Partner and by delivering the same to the other Partner together with any such other information that may be required by counsel to the Partnership to determine whether the proposed transfer violates applicable federal or state securities or other laws or regulations or would cause the Facility to cease to qualify as a Qualifying Cogeneration Facility. If and when the consent of the Partners to such assignment and the substitution of such transferee hereof is secured and the other requirements of this Article XVI are satisfied, the transferee shall become a substituted Partner as to the Partnership interest thus transferred effective as of the first day of the calendar mouth during which the General Partner actually receives the aforesaid instrument of assignment executed by both the transferor and transferee. The transferee shall be required to pay any and all reasonable filing and recording fees, legal fees, accounting fees, and other charges and fees incurred by the Partnership and its counsel as a result of such transfer.

         Section 16.4. All Partners acknowledge that the Partnership interests have not been registered under (i) the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the exemptions afforded by Section 4(2) of the 1933 Act, or (ii) applicable state securities laws in reliance on exemptions under such laws. Therefore, to preserve said exemptions and notwithstanding anything contained herein to the contrary, the Partners hereby agree that interests of the Partners shall be nontransferable and nonassignable, except in compliance with the registration provisions of the 1933 Act and the Partnership Act, or an exemption or exemptions therefrom, and any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect. Accordingly, as an additional condition precedent to any assignment or other transfer of any interest in the Partnership, the General Partner may require an opinion of counsel satisfactory to the General Partner that such assignment or transfer will be made in compliance with the registration provisions of the 1933 Act and applicable state securities laws or exemption(s) therefrom, and such transferor or assignor shall be responsible for paying said counsel's fee for the opinion. The foregoing shall not limit the restrictive legend set forth at the beginning of this Agreement.

         Section 16.5. Nothing in this Article XVI shall be deemed to prohibit a Partner from pledging or hypothecatinq its Partnership Interest or any part thereof in connection with any bona fide financing of such Partner. However, in the event of a foreclosure of any such pledge or hypothecation, the person who shall acquire the Partnership Interest incident to such foreclosure shall not become a substituted Partner hereunder without the written consent of the other Partners. If the foreclosure occurs with respect to all the interest of the General Partner and the Limited Partner does not elect, within ninety (90) days after the foreclosure, to allow the assignee of the General Partnership interest acquired incident to such foreclosure, to become a substituted general partner, then such failure shall be deemed to be the affirmative vote of the Limited Partner pursuant to Section 7.02(a)(4) of the Partnership Act to terminate effective as of such 90th day the General Partner's status as the General Partner of the Partnership, and in such event the resulting event of withdrawal of the General Partner shall not be in contravention of this Agreement.

                                 ARTICLE XVII

                        Dissolution of the Partnership

        Section 17.1. The happening of any one of the following events shall work an immediate dissolution of the Partnership:

     (a) An event of withdrawal of the General Partner as defined in Section 4.02(a) of the Partnership Act except that an event described in Subdivisions
(4), (5) and (9) of Section 4.02(a) shall not be an event of withdrawal;

     (b) The receipt by the Partnership of the final payment due on the sales price of all or substantially all the assets of the Partnership or the Partnership's business following the Partnership's sale thereof;

     (c) The agreement by the Partners to dissolve; and

     (d) The expiration of the term of the Partnership as provided in Article VI of this Agreement, unless all Partners agree to extend the term of the Partnership past the date set forth in Article VI.

Any withdrawal of the General Partner under Section 6.02 of the Partnership Act shall be effective on the date specified in a written notice of withdrawal given by the General Partner for the Limited Partner; provided, however, that the effective date shall be not less than 60 days following the date of delivery of such notice.

         Section 17.2. On the dissolution or bankruptcy of the General Partner, it and its successors shall thereafter have only the interest of an assignee of an interest in the

Partnership and shall receive distributions to which it is entitled. For purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any event described in Subdivisions (4) and
(5) of Section 4.02 of the Partnership Act.

        Section 17.3. Upon an event of dissolution described in paragraph (a) in
Section 17.1, the Partnership shall be liquidated unless the Limited Partner shall elect in writing to reconstitute and continue the Partnership and a successor general partner is appointed. In such event the General Partner shall become a limited partner upon the date that the successor general partner is admitted to the Partnership, the Certificate of Limited Partnership filed in Texas and any other jurisdiction shall be amended to reflect such event and the Partnership and the successor General Partner shall indemnify and hold harmless the prior General Partner for any claims, costs or losses it might subsequently incur as a result of previously serving as a general partner of the Partnership. Unless an election to reconstitute and continue the Partnership is made within 90 days of the event of dissolution, the Partnership shall conduct only activities necessary to wind up its affairs.

                                 ARTICLE XVIII

                 Winding Up and Termination of the Partnership

        Section 18.1. If the Partnership is dissolved for any reason and is not reconstituted and continued pursuant to Section 17.3 hereof, a liquidator (the "Liquidator") shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets. The General Partner shall serve as the Liquidator unless the dissolution occurred as a result of an event of withdrawal of the General Partner, in which case the Limited Partner shall serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Partnership Manager and the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the

Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Partnership, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Partnership as provided for herein, including, without limitation, the following specific powers:

     (a) The power to continue to manage and operate any business of the Partnership during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

     (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Partnership; provided, that the Liquidator may not impose personal liability upon any of the Partners under any such instrument.

     (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Partnership or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Partnership properties as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Partners to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

     (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Partnership, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

        Section 18.2. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up, for a period not to exceed the aforesaid two (2) years, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article.

        Section. 18.3. Upon the winding up and termination of the business and of affairs of the Partnership, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid. If the balances in the Partners' respective capital accounts are not in proportion to their Sharing Ratios, the items of Partnership income, gain or loss or deduction resulting from the sale of the Partnership assets pursuant to this Article XVIII shall first be allocated, to the extent possible, among such of the Partners in such shares as will bring the positive balances in the Partners' Capital Accounts into proportion with their Sharing Ratios. All remaining items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners pro rata in accordance with their Sharing Ratios. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the two (2) year period referred to therein) the balance and reserve account referred to in Section 18.2 above, shall be distributed among the Partners in accordance with their respective positive balances in their Capital Accounts.

        Section 18.4. Within a reasonable time following the completion of the liquidation of the Partnership's properties, the Liquidator shall supply to each of the Partners a statement prepared by the Partnership's accountants which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's pro rata portion of distributions pursuant to Section 18.3, and the amount retained as reserves by the Liquidator pursuant to Section 18.2.

        Section 18.5. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner (other than for any deficit balance in the Capital Account of the General Partner) or the Liquidator. No holder of an interest in the Partnership shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. All Partnership property shall be sold upon liquidation of the Partnership unless all of the Partners consent to a distribution in kind to the Partners.

        Section 18.6. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Partnership.

                                  ARTICLE XIX

                                    Notices

        To be effective, all notices and demands under this Agreement must be in writing and must be given (i) by depositing same in the United States mail, postage prepaid, certified or registered, return receipt requested, (ii) by prepaid telegram, or (iii) by delivering same in person and receiving a signed receipt therefor. For purposes of notice, the addresses of the Partners or their respective assigns shall be as set forth on the signature pages hereof. Notices mailed in accordance with the foregoing shall be deemed to have been given and made upon receipt; provided, however, that any notice to the General Partner shall be effective only if and when received by the General Partner. Any
Partner or his assignee may designate a different address to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and directed to the Partnership at its principal office as hereinabove set forth.

                                  ARTICLE XX

                  Amendment of Limited Partnership Agreement

        This Agreement may be modified or amended at any time by a writing signed by the General Partner and by the Limited Partner.

                                  ARTICLE XXI

                               Power of Attorney

        Each of the Partners and any permitted assignee or transferee of his interest hereunder, does hereby irrevocably constitute and appoint the General Partner, his true and lawful attorney in fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in such Partner's or assignee's name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Texas, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence of the Partnership, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file (i) all certificates and other instruments (including counterparts of this Agreement and amendments thereto) which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in the State of Texas, qualified to do business in the States of New York and New Jersey, (ii) all instruments which the General Partner deems appropriate to reflect any amendment to this Agreement, or modification of the Partnership, made in accordance with the terms of this Agreement, (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including any writing required by the Partnership Act, (iv) all instruments relating to the admission of any additional or substituted Limited Partner and (v) a certificate of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Texas and all other jurisdictions in which the Partnership conducts or plans to conduct business. Said agent and attorney in fact shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, incompetency or legal disability of the Limited Partner and shall extend to such Limited Partner's heirs, successors and assigns; and may be exercised by said agent and attorney in fact for the Limited Partner by listing all (or any) of the Limited Partners required to execute any such instrument, and executing such instrument acting as attorney in fact for all (or any one) of them or in such other manner, including by facsimile signature, as said agent and attorney in fact may deem appropriate. Each Partner hereby agrees to be bound by any representations made by the General Partner acting in good faith pursuant to such power of attorney, and each Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm any action of the General Partner taken in good faith under such power of attorney.

                                 ARTICLE XXII

                   Representations, Warranties and Covenants

        The General Partner and the Limited Partner each hereby respectively represent and warrant to the others that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree, (iv) neither the admission of said party as a Partner in the Partnership nor the performance of this Agreement or the transactions contemplated herein will cause the Facility to fail to meet the qualifying cogeneration facility requirements under PURPA or to lose its status as a Qualifying Cogeneration Facility, and (v) during the term of the Partnership, such Parties shall not willingly or knowingly take or permit any action which would cause the Facility to fail to meet such requirements or to lose such status.

                                 ARTICLE XXIII

                                 Miscellaneous

        Section 23.1. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership property.

        Section 23.2. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

        Section 23.3. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas, and the parties hereto agree that the courts of Harris County shall be the proper venue.

        Section 23.4. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

        Section 23.5. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term

"person" means any individual, corporation, partnership, trust or other entity.

         Section 23.6. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         Section 23.7. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is hold invalid, shall not be affected thereby.

         Section 23.8. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Partners to execute the same counterpart hereof.

         Section 23.9. Each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, specifically including all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Partnership or its Partners by the laws of the United States of America, the State of Texas or any political subdivision or agency thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.

Address:                               GENERAL PARTNER:

Suite 5000                             COGEN TECHNOLOGIES, INC.
1600 Smith Street Building
1600 Smith Street                      By /s/ Robert C. McNair
Houston, Texas 77002                     --------------------------------
                                         Robert C. McNair, President

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Address:                                 COGEN TECHNOLOGIES LIMITED
                                         PARTNERS JOINT VENTURE
Number One Riverway
Suite 1320                               By /s/ Charles Buck
Houston, Texas 77056                       ---------------------------
                                           Charles Buck

                                         By /s/ Robert A. Hansen
                                           ---------------------------
                                           Robert A. Hansen


                                         By  EVERGREEN ENERGY


                                         By /s/ Velva G. Levine
                                           ---------------------------
                                           Velva G. Levine, President


                                         By The 1989 Energy Trust

                                         By /s/ Jack R. Sowell
                                           ----------------------------
                                           Jack R. Sowell, Trustee
                                           (and not in his individual capacity)

                                         By /s/ C. Donald Van Wart
                                           ---------------------------
                                           C. Donald Van Wart


                                         By: Hansfam Three, a Trust

                                         By /s/ John P. Hansen
                                           ---------------------------
                                           John P. Hansen, Trustee
                                           (and not in his individual capacity)

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